UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2010

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 21, 2010, Astoria Financial Corporation (the “Company”) issued a press release which, among other things, highlights the Company’s financial results for the three months and six months ended June 30, 2010.  A copy of the press release is furnished herewith as an exhibit to this report.

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 8.01	Other Events.

On July 21, 2010, the Board of Directors of Astoria Federal Savings and Loan Association, (the “Association”), the wholly-owned subsidiary of Astoria Financial Corporation (the “Company”), entered into a memorandum of understanding, (the “MOU”), with the Office of Thrift Supervision (the “OTS”) covering weaknesses identified this year in the Association’s Bank Secrecy Act/Anti-Money Laundering compliance program.  The MOU, which is an informal enforcement action, requires the Association to implement certain policy, systems and procedural changes related to monitoring customer transaction activity and conduct certain back testing to ensure compliance with the Bank Secrecy Act and Anti-Money Laundering requirements applicable to financial institutions.  The MOU does not contain any monetary assessments or penalties.

The Association began to implement the required policy, systems and procedural changes earlier this year when the weaknesses were first identified.  The Association has already successfully implemented many of the required changes and expects to complete all required changes and back testing by September 30, 2010.

The Company does not expect the MOU to have a material effect on its financial condition or results of operations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press release dated July 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham .
Peter J. Cunningham
First Vice President and
Director of Investor Relations

Dated: July 21, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated July 21, 2010.